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                             SMARTFLEX SYSTEMS, INC.
                        Computation of Earnings per Share
                     (In thousands except per share amounts)
                                   (Unaudited)

                                         Three Months Ended  Six Months Ended
                                                June 30             June 30
                                          ----------------   ----------------
                                            1996     1995      1996     1995
                                          -------  -------   -------  -------



Net income                                 $1,644   $1,107    $3,556   $1,959
                                          =======  =======   =======  =======

Weighted average number of common
  shares outstanding during the period      6,270    4,209     6,256    4,209

Incremental common shares attributable
  to exercise of outstanding options          150      124       141      124
                                          -------  -------   -------  -------
     Total shares                           6,420    4,333     6,397    4,333
                                          =======  =======   =======  =======

Primary earnings per share                 $ 0.26   $ 0.26    $ 0.56   $ 0.45
                                          =======  =======   =======  =======




Net income                                 $1,644   $1,107    $3,556   $1,959
                                          =======  =======   =======  =======

Weighted average number of common
  shares outstanding during the period      6,270    4,209     6,256    4,209

Incremental common shares attributable
  to exercise of outstanding options          150      124       141      124
                                          -------  -------   -------  -------
     Total shares                           6,420    4,333     6,397    4,333
                                          =======  =======   =======  =======

Fully diluted earnings per share           $ 0.26   $ 0.26    $ 0.56   $ 0.45
                                          =======  =======   =======  =======


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